GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE DANIMER SCIENTIFIC, INC. ) C.A. No. 2023-0267-LWW

[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 Del. C. § 205 (the “Petition”) filed by petitioner Danimer Scientific Inc., the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown,

IT IS HEREBY ORDERED this day of , 2023, that:

1.
The Common Stock Increase Amendment and New Certificate of Incorporation, including the filing and effectiveness thereof, are hereby validated and declared effective as of 10:25 a.m. (EST) on December 29, 2020.1
2.
All shares of capital stock of the Company issued in reliance on the effectiveness of the Charter are hereby validated and declared effective as of the date and time of the original issuance of such shares.
3.
The above-captioned action is hereby CLOSED.

The Honorable Lori W. Will

1 Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition.

This document constitutes a ruling of the court and should be treated as such.
Court: DE Court of Chancery Civil Action Judge: Lori W. Will File & Serve Transaction ID: 69561367 Current Date: Mar 17, 2023 Case Number: 2023-0267-LWW Case Name: In re Danimer Scientific, Inc.

Court Authorizer

Comments:

The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 17, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will